Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253463 and 333-265106 on Form S-8 and Registration Statement Nos. 333-264842, 333-265123, 333-266666, and 333-269695 on Form S-3 of our reports dated March 30, 2023, relating to the financial statements of Canoo Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 30, 2023